UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  April 23, 2008
(Exact name of registrant as specified in charter)
0-850
(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
127 Public Square
Cleveland, Ohio 44114-1306
(Address of principal executive offices and zip code)
(216) 689-6300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
KeyCorp is furnishing this Current Report on Form 8-K/A to amend Exhibit 99.2 to its Current Report on Form 8-K, which was furnished with the Securities and Exchange Commission (“SEC”) on April 17, 2008 (the “April 17 Form 8-K”).
Section 2 — Financial Information

Item 2.02	Results of Operations and Financial Condition.
     On April 17, 2008, KeyCorp issued a press release announcing its earnings results for the three-month period ended March 31, 2008 (the “Press Release”). The Press Release was attached as Exhibit 99.1 to the April 17 Form 8-K. The information contained in the Press Release was correctly reported and no changes are being made to that information.
     When KeyCorp announced its first quarter 2008 earnings, management held a conference call/webcast to discuss the earnings results and furnished an accompanying slide presentation as Exhibit 99.2 to KeyCorp’s April 17 Form 8-K. Subsequently, management determined that certain data provided on slides 27 and 28 in the Appendix section of Exhibit 99.2 was not correctly classified within the subcategories of Commercial Real Estate Loans reported on slide 27, and in the “Residential Properties —Nonperforming loans” subcategory of Commercial Real Estate Loans reported on slide 28. In the latter case, total nonperforming loans related to the residential properties subcategory ( e.g. , loans to homebuilders and condominium developers) within the Commercial Real Estate category should have been $653 million, rather than the $403 million referenced on the slide.
     The errors were due to incorrect loan coding within the Commercial Real Estate loan systems. The coding problem, which has been corrected, had no impact on KeyCorp’s total nonperforming loans or on the total nonperforming loans for the Commercial Real Estate category, which were correctly reported in the earnings results for the first quarter.
     KeyCorp is hereby furnishing the corrected slides as Exhibit 99.2 to this Current Report on Form 8-K.
     The information contained in this Current Report on Form 8-K (including Exhibit 99.2 hereto) shall not be deemed “filed” for purposes of the Securities Exchange of 1934, as amended, nor shall such information be incorporated by reference in any of KeyCorp’s filings under the Securities Act of 1933, as amended.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.2	Revised Slides 27 and 28 of KeyCorp’s Conference Call/Webcast Slide Presentation (solely “furnished” and not filed for purposes of Item 2.02).
***
Forward-Looking Statements. This filing contains forward-looking statements, including statements about our financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to assumptions, risks and uncertainties. Although management believes that the expectations and forecasts reflected in these forward-looking statements are reasonable, actual results could differ materially due to a variety of factors including: (1) changes in interest rates; (2)

changes in trade, monetary or fiscal policy; (3) continued disruption in the fixed income markets; (4) adverse capital markets conditions; (5) changes in general economic conditions; or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things materially impact credit quality trends and our ability to generate loans; (6) increased competitive pressure among financial services companies; (7) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (8) consummation of significant business combinations or divestitures; (9) operational or risk management failures due to technological or other factors; (10) changes in accounting or tax practices or requirements; (11) new legal obligations or liabilities or unfavorable resolution of litigation; (12) heightened regulatory practices, requirements or expectations; and (13) disruption in the economy and general business climate as a result of terrorist activities or military actions. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. We do not assume any obligation to update these forward-looking statements.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
KEYCORP
(Registrant)

Date: April 25, 2008	/s/ Daniel R. Stolzer
By: Daniel R. Stolzer
Vice President and Deputy General Counsel